EXHIBIT 4.2
URS CORPORATION – NORTH CAROLINA
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BYLAWS
as amended
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ARTICLE I
OFFICES
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          Section 1. The registered office shall be located in Raleigh, North Carolina.
          Section 2. The corporation may also have offices at such other places both within and without the State of North Carolina as the board of directors may from time to time determine or the business of the corporation may require.
ARTICLE II
ANNUAL MEETINGS OF SHAREHOLDERS
          Section 1. All meetings of shareholders for the election of directors shall be held in Morrisville, State of North Carolina at such place as may be fixed from time to time by the board of directors.
          Section 2. Annual meetings of shareholders, commencing with the year 2000, shall be held on the 1st day of November at which they shall elect, pursuant to law, a board of directors, and transact such other business as may properly be brought before the meeting.
          Section 3. Written or printed notice of the annual meeting stating the date, time, and place of the meeting, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.
ARTICLE III
SPECIAL MEETINGS OF SHAREHOLDERS
          Section 1. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of North Carolina as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
          Section 2. Special meetings of the shareholders, for any purpose or purposes, may be called by the president, the board of directors, or upon written demand of at least ten percent (10%) of all of the votes entitled to be cast on any issue proposed to be considered.
          Section 3. Written or printed notice of a special meeting stating the date, time, and place of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer of persons calling the meeting, to each shareholder of record entitled to vote at such meeting.
          Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

ARTICLE IV
QUORUM AND VOTING OF STOCK
          Section 1. A majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of the voting group for action on that matter, except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.
          Section 2. If a quorum is present, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action.
          Section 3. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders unless the articles of incorporation provide otherwise. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.
          Section 4. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, if one or more written consents setting forth the action so taken shall be signed, either manually or in facsimile, by all of the shareholders entitled to vote with respect to the subject matter thereof.
ARTICLE V
DIRECTORS
          Section 1. The minimum number of directors shall be three. Directors need not be residents of the State of North Carolina. A majority of the directors shall be licensed professional engineers or professional geologists. Of the licensed directors, at least one professional engineer and one geologist must be licensed in North Carolina.
          Section 2. Any vacancy occurring in the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders, the board of directors, or if the directors remaining in office constitute fewer than a quorum of the board, the vacancy may be filled by the affirmative vote of a majority of the directors remaining in office.
          Section 3. The business affairs of the corporation shall be managed by its board of directors, which may exercise all such powers of the corporation and do all lawful acts.
          Section 4. The directors may keep the books of the corporation outside of the State of North Carolina, except such as are required by law to be kept within the state, at such place or places as they may from time to time determine.
          Section 5. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.
ARTICLE VI
BOARD OF DIRECTORS MEETINGS
          Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State of North Carolina.
          Section 2. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.
          Section 3. Special meetings of the board of directors may be called on 3 days’ notice to each director, either personally, by mail or by telegram.
          Section 4. Attendance or participation of a director at any meeting shall constitute a waiver of notice of such meeting, unless the director, at the beginning of the meeting (or promptly upon arrival), objects to holding the meeting or transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of the notice of such meeting.
          Section 5. A majority of the directors shall constitute a quorum for the transaction of business, unless a greater number is required by law or by the articles of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time until a quorum shall be present.
          Section 6. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed, either manually or in facsimile, by all of the directors entitled to vote with respect to the subject matter thereof.
ARTICLE VII
EXECUTIVE COMMITTEES
          Section 1. The board of directors, by resolution adopted by a majority of the number of directors fixed by the bylaws or otherwise, may designate two or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.
ARTICLE VIII
NOTICES
          Section 1. Whenever notice is required to be given to any director or shareholder under the provisions of the statutes, the articles of incorporation or these bylaws, it shall be construed to mean written notice, which may be by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time it is deposited in the United States mail or as otherwise provided by law. Notice to directors may also be given by telegram.
          Section 2. Whenever notice is required to be given under the provisions of the statutes, the articles of incorporation or these bylaws, a waiver thereof, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
ARTICLE IX
OFFICERS
          Section 1. The officers of the corporation shall be chosen by the board of directors, and shall be a president, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers. Officers need not be licensed professional engineers.
          Section 2. The board of directors, at its first meeting after each annual meeting of shareholders, shall choose a president, one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the board.
          Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.
          Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

          Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.
THE PRESIDENT
          Section 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.
          Section 7. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.
THE VICE-PRESIDENTS
          Section 8. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
THE SECRETARY AND ASSISTANT SECRETARIES
          Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders, and shall record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision the secretary shall be. The secretary shall have custody of the corporate seal of the corporation, and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by the secretary’s signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by such officer’s signature.
          Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
THE TREASURER AND ASSISTANT TREASURERS
          Section 11. The treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.
          Section 12. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all the treasurer’s transactions as treasurer and of the financial condition of the corporation.
          Section 13. If required by the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the treasurer’s office and for the restoration to the corporation, in case of the treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the treasurer’s possession or under the treasurer’s control, belonging to the corporation.
          Section 14. The assistant treasurer or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
ARTICLE X
CERTIFICATES FOR SHARES
          Section 1a. Pursuant to Chapter 55B-6 of the North Carolina General Statutes concerning capital stock, the corporation shall issue no fewer than 2/3rds of its capital stock to licensees, as defined in G.S. 55B-2.
          Section 1b. The shares of the corporation shall be represented by certificates signed by the president or a vice-president and the secretary or treasurer or an assistant secretary or treasurer of the corporation, or by the board of directors, and may be sealed with the seal of the corporation or a facsimile thereof.
          When the corporation is authorized to issue different classes of shares or different series within a class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights, applicable to each class, and the variations in the relative rights, preferences, and limitations determined for each series and the authority of the board of directors to determine variations for future series.
LOST CERTIFICATES
          Section 2. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation, which is alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.
TRANSFERS OF SHARES
          Section 3. Upon surrender, to the corporation or the transfer agent of the corporation, of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate shall be cancelled and the transaction recorded upon the books of the corporation.

CLOSING OF TRANSFER BOOKS
          Section 4. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix a record date, in advance, that may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders.
REGISTERED SHAREHOLDERS
          Section 5. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote with respect to the shares shown to be owned, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the law.
LIST OF SHAREHOLDERS
          Section 6. A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or the transfer agent, shall be open for inspection at any meeting of shareholders.
ARTICLE XI
GENERAL PROVISIONS
DIVIDENDS
          Section 1. Subject to the law and any applicable provisions of the articles of incorporation, dividends may be declared by the board of directors at any regular or special meeting, and may be paid in cash, in property or in shares of the corporation.
          Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time, in their absolute discretion, think proper, as a reserve fund to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
CHECKS
          Section 3. All checks or demands for money, and notes of the corporation, shall be signed by such officer or officers, or such other person or persons as the board of directors may from time to time designate.
FISCAL YEAR
          Section 4. The fiscal year-end of the corporation shall be December 31.
SEAL
          Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, North Carolina”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.
ARTICLE XII
AMENDMENTS
          Section 1. These bylaws may be amended or repealed or new bylaws may be adopted, by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board unless the articles of incorporation or law reserves this power to the shareholders.